Exhibit 10.1

Red Rock Marketing Media, Inc.

Marketing & Consulting Services

November 19, 2015

This letter agreement ("the agreement") will confirm our agreement and understanding whereby Pacific Green Technologies Inc. herein referred to as ("Client") of has engaged in a contract with Red Rock Marketing Media, Inc. a NV incorporated company herein referred to as ("RRMM" or "Provider") of 10870 W. Charleston Blvd. STE 120, Las Vegas, NV B9135 and whereas the parties are entering into this agreement for good and valuable consideration in the sum of $100,000.00 US.

1. Term.

The Client hereby retains RRMM to provide services listed below for a period of up to 40 business days starting on or before 10 business days after compensation is received and cleared.

2. Services.

The Client is retaining the services of RRMM in order to assist in its public relations, investor relations, and marketing outreach efforts.

3.) Fees and Expenses

A.) The Client is to compensate RRMM on or before November 27, 2015, $100,000.00 US. (Wire Instructions are enclosed.)

4. Indemnification

A. The client understands that RRMM cannot undertake to verify the accuracy of information that the client (or someone on behalf of the client) provides to RRMM, or information included in material that has been prepared by RRMM and approved by the client. The client shall protect, defend, indemnify and hold harmless RRMM, and it's officers, directors, employees, shareholders, representatives, from and against any and all loses, liabilities, claims, counter claims, damages, deficiencies, judgments, demands, actions, proceedings, costs and expenses (including reasonable attorney's fees, disbursements and other charges) in regard to the performance of services provided under this agreement, by RRMM, provided that such services are performed consistent with this agreement. The client does not indemnify RRMM for any acts or services that RRMM may perform that are negligent, misleading, false or in violation of any securities laws or regulations.

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B. The client hereby represents, warrants and agrees that all information that it or Its employees, officers, directors or affiliates (or any person on the client's behalf) provides to RRMM for dissemination will comply with any and all federal and state securities laws and the rules and regulations of any applicable self regulating securities association and securities exchange. All such information will be true and accurate, will fairly represent the client's situation and will not contain any misleading information or omit any information, which would make the information that was provided materially misleading.

5. Independent Contractor. RRMM and the client understand and agree that RRMM is an independent contractor and is not authorized to obligate or commit the company in any manner. RMMS acknowledges that it will perform its services in compliance with the securities laws and regulations and will make proper disclosures under Rule 17(b) with respect to all email or printed material it disseminates or causes to be disseminated.

6. Entire Agreement. This agreement constitutes the entire agreement between RRMM and the client with respect to consulting services. This agreement supersedes all prior agreements or understandings between RRMM and the client.

7. Amendments. RRMM and the client may amend, supersede or modify this agreement only in writing signed by each of RRMM and the client. The terms of this agreement shall not be disclosed to a third party, except that RRMM may disclose the amount of its compensation pursuant to any disclosure requirement in accordance with securities laws and regulations.

8. Governing Law. This agreement will be governed and construed in accordance with the laws of the state of Nevada without regard to any principles of conflicts of law.

9. Counterparts. RRMM and the client may execute this agreement in two counterparts each of which will be considered an original but all of which together will constitute one and the same instrument.

10.  No Liability

Red Rock Marketing Media, Inc. and The Client are not responsible or liable for any press releases, articles and stories that are published by third party media sources. Any actions done by third parties unattached to the parties herein are not in correlation with any warranty. If this agreement correctly describes our understanding, please sign this agreement. A Facsimile or electronic transmission of this signed agreement shall be legal and binding on all parties hereto. This agreement shall go into effect upon first date written below:

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Red Rock Marketing Media, Inc.

per RRMM:

Nick Manteris:	/s/ NICK MANTERIS	Date: 11/19/2015
electronic signature shall suffice

Client Business Name: Pacific Green Technologies Inc.

Signature:	/s/ Neil Carmichael	Date: 12/11/2015

Print Name:	NEIL CARMICHAEL

Title	CEO

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Please Send Payment to:

See below wire information.

Wire Transfer Info

BANK NAME:	Bank of America

BANK ADDRESS:	900 Nevada Hwy Boulder City, NV 89005 USA

BANK PHONE:	702-654-6000

SWIFT CODE:	BOFAUS3N

ABA ROUTING tt:	026009593

ACCOUNT #:	501008397706

BENEFICIARY NAME:	Red Rock Marketing Media, inc.

1367 Wyoming Street Boulder City, NV 89005

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